Exhibit 4.1

VOLTA STREAMING INC.

REGULATION A SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO SUBSCRIBER

1.	All subscribers must complete all the information in the boxes on Page 2 and sign where indicated.

2.	If you are a “U.S. Purchaser”[1] you must complete and sign Exhibit A “U.S. Questionnaire” attached hereto.

3.	You may pay by wire transfer to the Issuer pursuant to the wiring instructions provided by the Issuer in respect of this subscription.

1 A “U.S. Purchaser” means a subscriber for Common Stock (as defined in this Subscription Agreement) that (a) was in United States, (b) any person that receives or received an offer of the Common Stock while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Subscription Agreement was executed or delivered; provided, however, that “U.S. Purchaser shall not include any persons excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

VOLTA STREAMING INC.

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Volta Streaming Inc., a Nevada corporation (the “Issuer”) that number of common stock, par value $0.00001 per share (“Common Stock”) of the Issuer (the “Shares”) set out below at a price of $0.02 per Share (the “Offering”). The Subscriber must invest a minimum of $200; however, the Issuer reserves the right to waive this minimum in its sole discretion. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Stock of Volta Streaming Inc.”.

Subscriber Information

(Name of Subscriber)

Account Reference (if applicable):

(Signature of Subscriber – if the Subscriber is an Individual)

(Signature of Authorized Signatory – if the Subscriber is not an Individual)

(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

(SIN, SSN, or other Tax Identification Number of the Subscriber)

(Subscriber’s Address, including city and Postal/Zip Code)

(Telephone Number)	(Email Address)

Register the Shares as set forth below:

(Name to Appear on Share Certificate)

(Account Reference, if applicable)

(Address, including Postal/Zip Code)
Shares to be Purchased

Number of Shares:

Aggregate Subscription Price:	$
(the “Subscription Amount”, plus wire fees if applicable)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Account Reference, if applicable)

(SIN, SSN, or other Tax Identification Number of Disclosed Principal)

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement (including the Terms and Conditions and the Exhibit attached hereto) as of the ______ day of_____________, 202__.

Volta Streaming Inc.

Per:
Lee Michael Felty, President

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON STOCK OF
VOLTA STREAMING INC.

1.	SUBSCRIPTION

1.1          On the basis of the representations and warranties and subject to the terms and conditions set forth in this Subscription Agreement (this “Agreement”), the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on Page 2 of this Agreement at a price per Share of $0.02 (such subscription and agreement to purchase being the “Subscription”) for aggregate proceeds of the Subscription Amount shown on Page 2 of this Agreement, which is tendered herewith. The Subscriber must invest a minimum of $1,000; however, the Issuer reserves the right to waive this minimum in its sole discretion.

1.2          The Issuer hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

2.	REGULATION A OFFERING

2.1          The Shares are being offered and sold pursuant to Tier 2 of Regulation A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and an offering statement on Form 1-A, including an offering circular (as amended or supplemented, the “Offering Circular”), qualified by the U.S. Securities and Exchange Commission (the “SEC”).

2.2          The offering of the Shares (the “Offering”) is being conducted on a best efforts basis, and there is no minimum Offering amount. The Issuer may accept subscriptions for any number of Shares in its sole discretion.

3.	Payment

3.1          The Subscription Amount must accompany this Subscription and shall be paid by wire to the Issuer pursuant to the wiring instructions provided by the Issuer.

3.2          The Subscriber acknowledges and agrees that:

(a)	Neither the Subscription Amount nor the proceeds of the Offering will be placed in an escrow or trust account;

(b)	Upon the Issuer’s acceptance of this Agreement, the Subscription Amount shall be immediately deposited into the Issuer’s operating bank account; and

(c)	The Issuer may immediately use and dispose of the Subscription Amount in accordance with the “Use of Proceeds” section of the Offering Circular.

3.3          The Subscriber understands and agrees that the Subscription is irrevocable once submitted and the Subscription Amount is non-refundable.

3.4          The Subscriber acknowledges and agrees that Subscription shall be effective only upon acceptance by the Issuer, and that the Issuer reserves the absolute right, in its sole discretion, to accept or reject this Subscription in whole or in part, for any reason or no reason.

3.5          The Subscriber understands and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, in whole or in part, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on Page 2 of this Agreement.

4.	Documents Required from ISSUER AND Subscriber

4.1          The Subscriber must complete, sign and return to the Issuer the following documents:

(a)	An executed copy of this Agreement;

(b)	A United States Purchaser Questionnaire (the “U.S. Questionnaire”) attached hereto as Exhibit A; and

(c)	Such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as an investor or purchaser.

4.2          The Subscriber shall complete, sign and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

4.3          Both parties to this Agreement acknowledge and agree that Nauth LPC (“Nauth”) has acted as United States counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer and Nauth have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer and Nauth that the Subscriber has sought independent legal advice or waives such advice.

5.	Acknowledgements and Agreements of Subscriber

5.1          The Subscriber acknowledges and agrees that:

(a)	The current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act.

(b)	The Subscriber has read the Offering Circular in its entirety and understands the contents thereof.

(c)	The decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer.

(d)	The Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Exhibit hereto and agrees that if any of such acknowledgements, representations, warranties, covenants and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer.

(e)	There are risks associated with the purchase of the Shares, some of which are disclosed in the Offering Circular.

(f)	All of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information, the Subscriber will immediately provide the Issuer with such information.

(g)	The Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Exhibit attached hereto, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Exhibit attached hereto, as applicable.

(h)	The Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	Any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)	Applicable resale restrictions;

(i)	There may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Shares.

(j)	The Issuer will make a notation on its records or give instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement any required restrictions on transfer of the Shares.

(k)	There is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares.

(l)	There is no government or other insurance covering any of the Shares.

(m)	There may be restrictions under securities laws on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares.

(n)	This Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever.

(o)	The Subscriber acknowledges that the price of the Shares was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

6.1          The Issuer represents and warrants to the Subscriber that the following are true as of the date of the Issuer’s acceptance of this Subscription (and acknowledges that the Subscriber is relying upon those representations and warranties in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein):

(a)	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all the necessary corporate power, authority and capacity required: (i) to carry on its business as presently conducted; and (ii) to enter into this Agreement, and to perform its obligations hereunder.

(b)	The execution, delivery and performance by the Issuer of this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms except as limited by (i) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights; and (ii) the effect of rules of law governing the availability of equitable remedies, and will not violate or conflict with the terms of any restriction, agreement or undertaking of the Issuer.

(c)	The execution, delivery and performance of this Agreement by the Issuer and the completion of the transactions contemplated in this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of: (i) any of the terms, conditions or provisions of the articles of the Issuer or any resolution of the stockholders or board of directors of the Issuer; (ii) any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party; (iii) any judgement, order, writ or decree of any court or governmental entity; or (iv) any applicable law. The execution, delivery and performance of the Agreement by the Issuer and the completion of the transactions contemplated in this Agreement will not result in the creation of any lien, charge or encumbrance upon any assets of the Issuer or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Issuer.

(d)	Neither the Issuer, nor any partner, director, or officer or any person directly or indirectly controlling, controlled by or under common control with the Issuer is subject to any “disqualifying event” set forth in Rule 506(d) of Regulation D under the Securities Act, any disqualification under Regulation A, or any other similar disqualification provision.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

7.1          The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the acceptance of this Subscription) that:

(a)	The Subscriber is a resident of, or if not an individual, has a head office or is otherwise subject to the laws of, the jurisdiction of its address set out on Page 2 hereof, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Shares and was not created or used solely for the purpose of acquiring the Shares.

(b)	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable;

(c)	The Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident which would apply to the offer and sale of the Shares, including any restrictions with respect to the trading in, and the restricted period or statutory hold period, if any, applicable to the Shares imposed by the applicable securities laws of the jurisdiction in which the Subscriber resides or to which such Subscriber is subject;

(d)	If the Subscriber is resident outside of the United States:

(i)	The Subscriber is purchasing the Shares as principal;

(ii)	The Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Shares (in addition to the laws of Canada, if applicable), and the Subscriber is purchasing the Shares pursuant to, and in compliance with, the laws of the International Jurisdiction;

(iii)	The Subscriber is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iv)	The applicable laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares;

(v)	The purchase of the Shares by the Subscriber does not trigger:

A.	Any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B.	Any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

(vi)	The Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (iii), (iv) and (v) above to the satisfaction of the Issuer, acting reasonably;

(e)	The Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(f)	The entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	The Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)	The Subscriber has received and carefully read this Agreement;

(i)	The Subscriber acknowledges receipt of, and has carefully reviewed, the Offering Circular and any exhibits thereto. The Subscriber has had the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms of the Offering and the business and affairs of the Issuer;

(j)	The Subscriber understands that that an investment in the Issuer and the Common Stock is speculative and involves a high degree of risk, including the possible loss of the entire investment;

(k)	The Subscriber understands that the Issuer may use Subscription Amount immediately upon acceptance of this Subscription, even if only a small portion of the Offering is sold;

(l)	If the Subscriber is not an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), the Subscriber represents that the Subscription Amount does not exceed 10% of the greater of the Subscriber’s annual income or net worth, or, in the case of an entity, 10% of the greater of annual revenue or net assets.

(m)	The Subscriber has made an independent examination and investigation of an investment in the Shares and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Shares and the Issuer;

(n)	The Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;

(o)	No person has made to the Subscriber any written or oral representations:

(i)	That any person will resell or repurchase any of the Shares,

(ii)	That any person will refund the purchase price of any of the Shares, or

(iii)	As to the future price or value of any of the Shares; and

(p)	The Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement:

(i)	Fully completed and executed U.S. Questionnaire in the form attached hereto as Exhibit A; and

(ii)	Such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified purchaser.

8.	REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON

8.1          The Issuer and the Subscriber each acknowledge that the acknowledgements, representations, warranties, covenants and agreements made by it contained herein are made with the intention that they may be relied upon by the parties and their legal counsel in determining (i) the Subscriber’s willingness to purchase the Shares and (ii) the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting the Shares, it will be representing and warranting that the acknowledgements, representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

9.	RESALE RESTRICTIONS

9.1          The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to the Issuer, the Subscriber and any proposed transferee.

10.	COLLECTION OF PERSONAL INFORMATION

10.1        The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Issuer to (a) stock exchanges or securities regulatory authorities, (b) the Issuer’s registrar and transfer agent, (c) U.S. tax authorities, (d) authorities pursuant to the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act, and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)	The Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this Subscription, including the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Issuer owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Issuer and the date of distribution of the Shares,

(b)	Such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation, and

(c)	Such information is being collected for the purposes of the administration and enforcement of the securities laws.

11.	COSTS

11.1        The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne solely by the Subscriber.

12.	GOVERNING LAW

12.1        This Agreement is exclusively governed by the laws of the State of Nevada and the federal laws of the United States applicable thereto. The Subscriber, in its personal capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts in the State of Nevada.

13.	SURVIVAL

13.1        This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14.	ASSIGNMENT

14.1        This Agreement is not transferable or assignable.

15.	FUNDS

15.1        Unless otherwise indicated, all funds are set out in U.S. dollars.

16.	SEVERABILITY

16.1        The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.	ENTIRE AGREEMENT

17.1        Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

18.	NOTICES

18.1        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by electronic mail or facsimile. Notices to the Subscriber and the Issuer shall be directed to the addresses set out in this Agreement.

19.	COUNTERPARTS AND ELECTRONIC MEANS

19.1        This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic mail or facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

[End of Subscription Agreement]

EXHIBIT A
U.S. Questionnaire

TO:        VOLTA STREAMING INC. (the “Issuer”)

You are a U.S. Purchaser (as defined below) and (check one of the below):

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (a “U.S. Accredited Investor”) meeting one of the requirements in Part A below (please complete Part A); or

☐	not a U.S. Accredited Investor and the Aggregate Subscription Price is no more than 10% of the greater of your annual income or net worth. You represent that to the extent you have any questions with respect to your status as a U.S. Accredited Investor, or the application of the investment limits, you have sought professional advice.

A “U.S. Purchaser” means a subscriber for Shares that (a) was in United States, (b) any person that receives or received an offer of the Shares while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Agreement was executed or delivered; provided, however, that “U.S. Purchaser shall not include any persons excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit A is attached and forms a part.

Part A

In connection with the purchase of Shares of the Issuer by the undersigned subscriber, or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for, (the “Investor”), the Investor hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Investor must initial on the appropriate line(s) writing “INV”):

__	(501(a)(1)): a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the U.S. Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act of 1933; an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974, if the investment decisions are made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that area accredited investors;

[Exhibit A to Subscription Agreement – Volta Streaming Inc. – Regulation A Offering]

__	(501(a)(2)): a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

__	(501(a)(3)): an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

__	(501(a)(4)): a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

__	(501(a)(5)): a natural person whose individual net worth[2], or joint net worth with that person’s spouse or spousal equivalent[3], at the time of his purchase exceeds US$1,000,000;

__	(501(a)(6)): a natural person who had an individual income[4] in excess of US$200,000 in each of the two most recent years or joint income with the person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

__	(501(a)(7)): a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the U.S. Securities Act of 1933;

__	(501(a)(8)): an entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either Section of this certificate;

__	(501(a)(9)): an entity of a type not listed in paragraphs 501(a)(1),(2),(3), (7) or (8), not formed for the specific purpose of acquiring the securities, owning investments[5] in excess of US$5,000,000;

__	(501(a)(10)): a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

__	(501(a)(11)): a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, of the Issuer;

__	(501(a)(12)): family office, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5,000,000; (ii) is not formed for the specific purpose of acquiring securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or

__	(501(a)(13)): family client, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, of a family office meeting the requirements of (501(a)(12)) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (501(a)(12)(iii)) above.

2 “Net worth” means the excess of total assets at fair market value, including person and real property, but excluding the fair market value of the primary residence of such natural person, over total liabilities (excluding indebtedness secured by such natural person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities (except to the extent the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence)).

3 “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

4 “Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

5 “Investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

[Exhibit A to Subscription Agreement – Volta Streaming Inc. – Regulation A Offering]

The foregoing representation and warranty is true and accurate as of the date of this questionnaire and will be true and accurate as of the issuance of the Shares to the Investor. If any such representation or warranty shall not be true and accurate the issuance of the Shares to the Investor, the undersigned shall give immediate written notice of such fact to the Issuer.

DATED as of __________________________, 202___.

if the subscriber is an individual:

Name:

[OR]

if the subscriber is a corporate entity:

Entity Name:

By:
Name:
Title: